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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Compaq Computer Corporation of our report dated January 21, 1997, except as to Note 12, which is as of November 21, 1997, which appears in the Current Report on Form 8-K dated November 21, 1997.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Houston, Texas
December 31, 1997